Exhibit 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Stephen Roe, certify that:

1.             I have reviewed this annual report on Form 10-K of Little Sioux Corn Processors, L.L.C.;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Little Sioux Corn Processors, L.L.C., as of, and for, the periods presented in this report;

4.                                     Little Sioux Corn Processors, L.L.C.’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Little Sioux Corn Processors, L.L.C., and have:

a)              Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Little Sioux Corn Processors, L.L.C., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)             Evaluated the effectiveness of Little Sioux Corn Processors, L.L.C.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)              Disclosed in this report any changes in Little Sioux Corn Processors, L.L.C.’s internal control over financial reporting that occurred during Little Sioux Corn Processors, L.L.C.’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Little Sioux Corn Processors, L.L.C.’s internal control over financial reporting.

5                                        Little Sioux Corn Processors, L.L.C.’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Little Sioux Corn Processors, L.L.C.’s auditors and the audit committee of Little Sioux Corn Processors, L.L.C.’s board of directors (or persons performing the equivalent functions):

a)                                   All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Little Sioux Corn Processors, L.L.C.’s ability to record, process, summarize and report financial information; and

b)                                  Any fraud, whether or not material, that involves management or other employees who have a significant role in Little Sioux Corn Processors, L.L.C.’s internal controls over financial reporting.

Date:	December 29, 2006	/s/ Stephen Roe
President and Chief Executive Officer